Exhibit 10.8
FIRST AMENDMENT AND LEASE EXTENSION AGREEMENT
     THIS FIRST AMENDMENT AND LEASE EXTENSION AGREEMENT is made this 19th day of October, 2004 by and between WESTON PROPERTY INVESTMENT XV, LTD., an Ohio limited liability company (“Landlord”) and ERICO PRODUCTS, INC., an Ohio corporation (“Tenant”).
WITNESSETH
     WHEREAS, the parties entered into a Lease Agreement dated September 13, 2000 (the “Lease”) for Landlord’s property located at 31700 Solon Road, Solon, OH 44139, deemed to contain 164,940 square feet of space (the “Premises”); and
     WHEREAS, the Original Term of the Lease expires on October 31, 2005; and
     WHEREAS, Section 2.1(d) of the Lease provides that, so long as Tenant is not in default of the Lease beyond any applicable grace periods, Tenant shall have two (2) options to renew the Lease for five (5) year Terms upon the provision of twelve (12) months advance written notice to Landlord due by October 31, 2004 and October 31, 2009, respectively, at an increased monthly rental rate for each successive five (5) year renewal period of 15% over the annual rent for the prior Term of the Lease; and
     WHEREAS, the parties desire to amend the Lease to (i) extend the Original Term of the Lease; (ii) establish the Base Rent for the Extended Term and (iii) modify Sections 2.1 (d), (e) and (f).
     NOW THEREFORE, in consideration of the mutual benefits to be derived, the Lease is hereby amended as follows:
1)	The Original Term of the Lease is extended for one (1) year commencing November 1, 2005 and continuing through and including October 31, 2006 (the “Extended Term”).

2)	The Base Rent for the Extended Term shall be Fifty-Seven Thousand, Seven Hundred Twenty-Nine Dollars ($57,729.00) which represents a 20% increase over the annual Base Rent at the expiration of the Original Term.

3)	Section 2.1(d) shall be modified to reflect that the date by which Tenant must notify Landlord of the exercise of Tenant’s options to renew shall be changed to October 31, 2005 and October 31, 2010, respectively, The first option term shall commence on November 1, 2006 and continue through and including October 31, 2011. The second option term shall commence on November 1, 2011 and continue through and including October 31. 2016.

4)	If tenant exercises its first option to renew for a five (5) year Term, Landlord shall refund to Tenant the 5% difference between the monthly rental rate the Tenant would have paid for the first year of the first option term and the monthly rental rate for the Extended Term, or Twenty-Eight Thousand, Thirty-Nine and 80/100 Dollars ($28,039.80), within thirty (30) days of the exercise of the option.

5)	While the parties understand and agree that the Option to Terminate has expired, the last sentence of Section 2.1 (e) shall be modified to reflect that the Lease shall remain in full force and effect through the sixth lease year, ending on October 31, 2006.

6)	Section 2.1 (f) shall be modified to reflect that Tenant shall on November 1, 2006, have the option to purchase the premises by providing Landlord with twelve months advance written notice (due October 31, 2005) of Tenant’s intent to exercise this purchase option.

7)	All of the terms, conditions, provisions and covenants of the original Lease Agreement, except as specifically modified or amended herein, shall remain in full force and effect and apply hereto, and Landlord and Tenant agree that the terms of said Lease as amended herein, shall continue to govern their respective rights and duties.
     IN WITNESS WHEREOF, the Landlord and Tenant have executed this First Amendment and Lease Extension Agreement as of the day and year first above written.

WESTON PROPERTY INVESTMENTS XV, LTD
an Ohio limited liability company

By:	Weston Inc., Agent

By:	/s/ James A. Asher

James Asher, Exec. V.P./Sec.
                              “Landlord”

STATE OF OHIO	)
	)	SS
COUNTY OF CUYAHOGA	)
     BEFORE ME, a Notary Public, in and for said county and state, personally appeared the above named Weston Inc, Agent for WESTON PROPERTY INVESTMENTS XV, LTD., by James A. Asher, its Exec. V.P./Sec., who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation and his free act and deed as such officer.
     IN WITNESS WHEREOF, I have hereunder set my hand and official seal at Cleveland, Ohio, this 19th day of October, 2004.

/s/ Jennifer L. Brosius

NOTARY PUBLIC

Jennifer L. Brosius
Notary Public, State of Ohio
Recorded in Cuyahoga County
My Commission Expires July 27, 2008
ERICO PRODUCTS, INC.
an Ohio corporation

By:	/s/ Peter B. Korte

Peter B. Korte, General Counsel
                              “Tenant”

STATE OF OHIO	)
	)	SS
COUNTY OF CUYAHOGA	)
     BEFORE ME, a Notary Public, in and for said county and state, personally appeared the above named ERICO PRODUCTS, INC. by Peter B. Korte, its General Counsel, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation and his free act and deed as such officer.
     IN WITNESS WHEREOF, I have hereunder set my hand and official seal at Cleveland, Ohio, this 12th day of October, 2004.

/s/ Sandra C. Ketchaver

NOTARY PUBLIC

Sandra C. Ketchaver
Notary Public, State of Ohio
Recorded in Cuyahoga County
My Commission Expires October 18, 2004